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                                                                     Exhibit 11


                                  [Letterhead]


                                 April 6, 1998


FOUNTAIN SQUARE FUNDS
38 Fountain Square Plaza
Cincinnati, Ohio  45263

        RE: SHARES TO BE ISSUED PURSUANT TO AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION DATED AS OF APRIL 2, 1998

Greetings:

        We have acted as counsel to Fountain Square Funds (the "Trust") in connection with the Trust's authorization and proposed issuance of its Investment A Shares and Institutional Shares of Fountain Square Cardinal Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund, Fountain Square Bond Fund For Income, Fountain Square Government Cash Reserves Fund and Fountain Square Tax Exempt Money Market Fund (the "Shares"). The Shares are to be issued pursuant to an Agreement and Plan or Reorganization and Liquidation (the "Agreement"), by and between the Trust, Fifth Third Bank, The Cardinal Group and Cardinal Management Corp., the form of which Agreement is included as Appendix A to the Combined Proxy Statement/Prospectus relating to Form N-14 filed with the Securities and Exchange Commission (the "Registration Statement").

        In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Trust in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Trust, and other documents as we have deemed necessary as a basis for such opinion. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine, and that prior to the consummation of the transactions contemplated thereby, the Agreement will have been duly and validly executed and delivered on behalf of each of the parties thereto in substantially the form included in the Registration Statement.
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FOUNTAIN SQUARE FUNDS
APRIL 6, 1998
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        Based on the foregoing, it is our opinion that the Shares, when issued and delivered by each Acquiring Fund pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

        We understand that this opinion is to be used in connection with the filing of the Registration Statement. We consent to the filing of this opinion with and as part of your Registration Statement.


                                        VERY TRULY YOURS,


                                        /s/ HERTZ, SCHRAM & SARETSKY, P.C.